As filed with the Securities and Exchange Commission on May 4, 2007
Registration No. 333-00289
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROBBINS & MYERS, INC.
(Exact name of registrant as specified in its charter)

Ohio (State of Incorporation)	31-4242200 (I.R.S. Employer Identification No.)
ROBBINS & MYERS, INC.
1400 Kettering Tower
Dayton, Ohio 45423
937-222-2610
(Address, including zip code, and telephone number
including area code, of registrant’s principal executive offices)
ROBBINS & MYERS, INC. SAVINGS PLAN FOR UNION EMPLOYEES
(Full title of the plan)
Joseph M. Rigot, Esq.
Thompson Hine LLP
One Atlantic Center
1201 W. Peachtree Street, Suite 2200
Atlanta, Georgia 30309
404-541-2961
(Name, address and telephone number,
including area code, of agent for service)
Copy to:
Christopher M. Hix
Vice President and Chief Financial Officer
Robbins & Myers, Inc.
1400 Kettering Tower
Dayton, Ohio 45423
937-225-3335

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
     On January 19, 1996, Robbins & Myers, Inc., an Ohio corporation (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-00289) for the purpose of registering 50,000 common shares of the Company for future sale under the Company’s Savings Plan for Union Employees (the “Plan”). The Plan has been amended, and none of the Company’s common shares are offered for sale under the Plan as amended.
     The Company is filing this post-effective amendment to deregister any and all remaining shares covered by the foregoing Registration Statement as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on this 4th day of May 2007.

ROBBINS & MYERS, INC.
By /s/ Peter C. Wallace
Peter C. Wallace
President and Chief Executive Officer

POWER OF ATTORNEY
     Each of the undersigned directors and officers of Robbins & Myers, Inc. hereby constitutes and appoints Peter C. Wallace, Christopher M. Hix and Joseph M. Rigot, and each of them singly, his true and lawful attorney-in-fact, with full power to each of them singly, to sign for him and in his name in the capacity indicated below the Post Effective Amendment No. 1 to the Registration Statement being filed herewith and any and all future amendments to Registration Statement No. 333-00289
     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No 1 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Name	Title	Date

/s/ Peter C. Wallace Peter C. Wallace	Director, President and Chief Executive Officer (principal executive officer)	May 4, 2007

/s/ Christopher M. Hix Christopher M. Hix	Vice President and Chief Financial Officer (principal financial officer)	May 4, 2007

/s/ Kevin J. Brown Kevin J. Brown	Controller and Principal Principal Accounting Officer (principal accounting officer)	May 4, 2007

Name	Title	Date

/s/ Thomas P. Loftis Thomas P. Loftis	Chairman of the Board	May 4, 2007

/s/ Daniel W. Duval Daniel W. Duval	Director	May 4, 2007

/s/ David T. Gibbons David T. Gibbons	Director	May 4, 2007

/s/ Stephen F. Kirk Stephen F. Kirk	Director	May 4, 2007

/s/ William D. Manning William D. Manning	Director	May 4, 2007

/s/ Dale L. Medford Dale L. Medford	Director	May 4, 2007